Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to incorporation by reference in Registration Statement (No. 333-83636) on Form S-8 of Ophthalmic Imaging Systems of our report dated March 3, 2006 relating to our audit of the financial statements, which appear in this Annual Report on Form 10-KSB of Ophthalmic Imaging Systems for the year ended December 31, 2005.

/s/ Perry-Smith LLP

Sacramento, California
March 27, 2006